Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

of Encore Capital Group, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 10, 2009 relating to the consolidated financial statements of Encore Capital Group, Inc. and the effectiveness of Encore Capital Group, Inc.’s internal control over financial reporting appearing in its Annual Report on Form 10-K for the year ended December 31, 2008.

/s/    BDO Seidman, LLP

San Diego, California

June 17, 2009